FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172143-04

May 11, 2012

FREE WRITING PROSPECTUS

COLLATERAL TERM SHEET

COMM 2012-CCRE1

Deutsche Mortgage & Asset Receiving Corporation
Depositor

Cantor Commercial Real Estate Lending, L.P.
German American Capital Corporation
Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Cantor Fitzgerald & Co.

Joint Bookrunning Managers and Co-Lead Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co. Inc. (the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the Commercial Mortgage Pass-Through Certificates, Series COMM 2012-CCRE1 (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the issuer undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IRS CIRCULAR 230 NOTICE: THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS TERM SHEET IS WRITTEN AND PROVIDED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE UNDERWRITERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.   INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

251-259 West 36th Street New York, NY 10018	Collateral Asset Summary 251-259 West 36th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 63.6% 1.40x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	CBD Office
Sponsor:	Faraj Srour; Elliot Stavrach		Collateral:	Fee Simple
Borrower:	251 West 36th Street Owner, LLC		Location:	New York, NY
Original Balance:	$26,000,000		Year Built / Renovated:	1923 / 2004-2010
Cut-off Date Balance:	$26,000,000		Total Sq. Ft.:	119,524
% by Initial UPB:	2.8%		Property Management:	251 West 36th Street Realty LLC
Interest Rate:	5.1170%		Underwritten NOI:	$2,436,591
Payment Date:	11th of each month		Underwritten NCF:	$2,381,660
First Payment Date:	June 11, 2012		Appraised Value:	$40,900,000
Maturity Date:	May 11, 2017		Appraisal Date:	March 1, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(24), D(32), O(4)		TTM NOI:	$2,055,761 (T-12 February 29, 2012)
Lockbox / Cash Management(1):	Soft / Springing		2011 NOI:	$2,011,785 (December 31, 2011)
			2010 NOI:	$1,735,702 (December 31, 2010)
Reserves			2009 NOI:	$2,190,278 (December 31, 2009)
	Initial	Monthly
Taxes:	$270,833	$54,167	Historical Occupancy
Insurance:	$40,600	$3,383	Current Occupancy:	98.6% (April 24, 2012)
Replacement:	$0	$1,988	2011 Occupancy:	91.8% (December 31, 2011)
TI/LC(2):	$500,000	Springing	2010 Occupancy:	95.3% (December 31, 2010)
Required Repairs:	$33,750	NAP
(1)   A hard lockbox and cash management is triggered upon an (i) event of default or (ii) after the end of two consecutive calendar quarters if the debt service coverage ratio is less than 1.15x, and end at such time that (a) in the case of (i) above, the event of default is cured or (b) in the case of (ii) above, the debt service coverage ratio is equal to or greater than 1.25x for four consecutive calendar quarters.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$218
Balloon Balance / Sq. Ft.:		$201
(2)   Any time the balance of the TI/LC reserve account falls below $250,000, the borrower will be required to make monthly deposits in the amount of $2,590, until such time the balance of the replacement reserve escrow account is equal to $250,000.

Cut-off Date LTV:		63.6%
Balloon LTV:		58.7%
Underwritten NOI DSCR:		1.44x
Underwritten NCF DSCR:		1.40x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.2%

TRANSACTION HIGHLIGHTS

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Central Manhattan Location. The property is located in the Garment District within the Penn Plaza/Garment submarket of Midtown Manhattan. The property is located approximately three blocks from Penn Station.

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Significant Investment into Property. The Sponsors acquired the property in January 2004 with 51.1% physical occupancy and subsequently invested more than $8.0 million (approximately $67 PSF) to renovate, reposition, and re-tenant the property. The property reached 95.8% occupancy within 18 months of ownership, and has maintained average occupancy of greater than 90.0% thereafter.

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Strong Leasing Activity. In the past 12 months, 12 new and two existing tenants have signed leases or renewals for space totaling 19,174 sq. ft. (16.0% of NRA). Over the same time period, the property has maintained average occupancy of at least 90.0%, demonstrating strong demand and the Sponsors’ ability to quickly re-tenant space upon lease roll.

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Experienced Sponsorship. The Sponsors, Faraj Srour and Elliot Stavrach, have more than 50 years of combined experience owning and managing commercial real estate in the New York City metro area. They collectively own 24 properties and own/manage (through affiliated companies) more than one million square feet of commercial space in the New York City metro area.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3001 Las Vegas Boulevard South Las Vegas, NV 89109	Collateral Asset Summary Silver City Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,796,546 67.0% 1.43x 9.9%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Anchored Retail
Sponsor:	William O. Passo; PASSCO Companies, LLC		Collateral:	Fee Simple
Borrower:	Passco Silver City Owner, LLC		Location:	Las Vegas, NV
Original Balance:	$25,825,000		Year Built / Renovated:	2004 / NAP
Cut-off Date Balance:	$25,796,546		Total Sq. Ft.:	41,583
% by Initial UPB:	2.8%		Property Management:	Passco Management Services, LP
Interest Rate:	5.4650%		Underwritten NOI:	$2,541,536
Payment Date:	9th of each month		Underwritten NCF:	$2,504,112
First Payment Date:	May 9, 2012		Appraised Value:	$38,500,000
Maturity Date:	April 11, 2022		Appraisal Date:	March 20, 2012
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(25), D(92), O(3)		TTM NOI:	$2,574,355 (T-12 February 29, 2012)
Lockbox / Cash Management(1):	Hard / Springing		2011 NOI:	$2,537,691 (December 31, 2011)
			2010 NOI:	$2,664,768 (December 31, 2010)
Reserves			2009 NOI:	$2,421,862 (December 31, 2009)
	Initial	Monthly
Taxes:	$17,200	$8,600	Historical Occupancy
Insurance:	$5,377	$448	Current Occupancy:	100.0% (March 28, 2012)
Replacement:	$0	$520	2011 Occupancy:	100.0% (December 31, 2011)
TI/LC:	$0	$2,599	2010 Occupancy:	100.0% (December 31, 2010)
Required Repairs:	$0	NAP	2009 Occupancy:	100.0% (December 31, 2009)
Other(2):	$0	Springing
(1)  Cash management is triggered if (i) an event of default occurs, (ii) the anchor tenant, Ross Stores, fails to renew its lease as detailed in (2) below, or (iii) the borrower fails to maintain the debt service coverage ratio of at least 1.10x for two consecutive calendar quarters, and will end if (a) in the case of (i) above, the event of default is cured, (b) in the case of (ii) above, as detailed in (2) below and (c) in the case of (iii) above, the debt service coverage ratio is equal to or greater than 1.15x for at least two consecutive calendar quarters.
(2)   If Ross fails to notify borrower of its intention to renew its lease by January 31, 2014, the date that is twelve months prior to the Ross lease expiration date, a cash flow sweep will be in effect and all excess cash flow will be retained in a reserve account controlled by Lender (the “Ross Reserve”). The cash flow sweep will be terminated and funds collected will be returned to borrower if Ross exercises its renewal option. If Ross does not renew, the cash flow sweep will continue until the Ross space is re-leased at terms reasonably acceptable to Lender and the funds in the Ross Reserve will be available to Borrower for reimbursement of approved tenant improvements and leasing commissions incurred in connection with re-leasing the Ross space.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$620
Balloon Balance / Sq. Ft.:		$518
Cut-off Date LTV:		67.0%
Balloon LTV:		56.0%
Underwritten NOI DSCR:		1.45x
Underwritten NCF DSCR:		1.43x
Underwritten NOI Debt Yield:		9.9%
Underwritten NCF Debt Yield:		9.7%

TRANSACTION HIGHLIGHTS

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Located on the Las Vegas Strip.  The property is situated directly on the Las Vegas strip at the northeast corner of Las Vegas Boulevard and Convention Center Drive approximately one block north of the Wynn and Encore Hotel Casinos.  According to the appraisal, during peak hours, pedestrian traffic along the Las Vegas strip exceeds 100,000 people per day, while averages trend from 40,000 to 50,000 per day.

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Shadow Anchored by Walgreens. The property is shadow-anchored by a Walgreens (not part of collateral), which reported year-end 2011 sales of $9.1 million, or $567 psf.  Walgreens is rated A3 and A by Moody’s and S&P, respectively.

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Strong Tenant Sales.  Denny’s, Inc. (11.5% of NRA and 19.3% of U/W base rent) had 2011 sales of $821 PSF and an associated occupancy cost of 14.9%.  7-Eleven (5.3% of NRA and 9.6% of U/W base rent) had 2011 sales of $727 PSF and an associated occupancy cost of 18.0%.

▪
Strong National Tenancy.  77.0% of NRA is leased to investment grade tenants and over 93.0% of the NRA is leased to national tenants (such as Ross Store, Inc., Denny’s, Inc. and 7-Eleven) who have been in occupancy for over seven years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

43355 Cliffside Court Novi, MI 48375	Collateral Asset Summary River Oaks West Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,600,000 65.2% 1.75x 11.8%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Multifamily
Sponsor:	Enriko Sasson			Collateral:	Fee Simple
Borrower:	River Oaks West Limited			Location:	Novi, MI
	Partnership			Year Built / Renovated:	1991 / 2006-2011
Original Balance:	$24,600,000			Total Units:	420
Cut-off Date Balance:	$24,600,000			Property Management:	R.O. Management, Inc.
% by Initial UPB:	2.6%			Underwritten NOI(3):	$2,912,673
Interest Rate:	5.0505%			Underwritten NCF:	$2,797,110
Payment Date:	11th of each month			Appraised Value:	$37,750,000
First Payment Date:	June 11, 2012			Appraisal Date:	February 27, 2012
Maturity Date:	May 11, 2022
Amortization:	360 months			Historical NOI(3)
Additional Debt(1):	None			TTM NOI:	$2,880,563 (T-12 January 31, 2012)
Call Protection:	L(24), D(89), O(7)			2010 NOI:	$2,295,302 (December 31, 2010)
Lockbox / Cash Management(2):	Soft / Springing			2009 NOI:	$2,871,061 (December 31, 2009)

Reserves				Historical Occupancy(3)(4)
	Initial		Monthly	Current Occupancy:	85.6% (January 31, 2012)
Taxes:	$411,000		$59,167	2011 Occupancy:	85.4% (December 31, 2011)
Insurance:	$96,493		$10,721	2010 Occupancy:	78.9% (December 31, 2010)
Replacement:	$0		$9,630	2009 Occupancy:	72.1% (December 31, 2009)
Required Repairs:	$0		NAP
(1)   There is no mezzanine or secured subordinate indebtedness. The borrower has incurred additional unsecured indebtedness, which is not secured by the property and is subject to a standstill and subordination agreement as further described under “Description of the Mortgage Loans—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in the free writing prospectus.
(2)   Cash management will be triggered upon a (i) an event of default, or (ii) if the debt service coverage ratio is less than 1.10x after the end of two consecutive calendar quarters and end upon such time that (a) in the case of (i) above, the event of default is cured or (b) in the case of (ii) above, the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.
(3)   An affiliate of the Borrower, Apartment Network LLC, has leased an average of 88 units since 2009 to operate a short-term furnished apartment rental business. Occupancy rates for the units leased to Apartment Network LLC were 57.6%, 62.2%, 58.6% and 59.2% for 2009, 2010, 2011 and the trailing 12 month period ending January 31, 2012, respectively. Historical and Underwritten NOI only includes rent from these units when occupied. Excluding these units, the property occupancy rates were 76.2%, 83.4%, 92.1% and 92.1% for 2009, 2010, 2011 and the trailing 12 month period ending January 31, 2012.
(4)   Historical occupancies reflect trailing 12 month period averages as of the date stated.

Financial Information
Cut-off Date Balance / Unit:		$58,571
Balloon Balance / Unit:		$48,234
Cut-off Date LTV:		65.2%
Balloon LTV:		53.7%
Underwritten NOI DSCR:		1.83x
Underwritten NCF DSCR:		1.75x
Underwritten NOI Debt Yield:		11.8%
Underwritten NCF Debt Yield:		11.4%

TRANSACTION HIGHLIGHTS

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Class A Property.  The property is a Class-A garden style, gated apartment community constructed in 1991.  The property has received upgrades in excess of $7.0 million ($16,667 per unit) since 2005 including, among other things, unit renovation, roof repairs, fitness center, pool and spa renovations and landscaping repairs. Amenities include lighted tennis courts, an outdoor swimming pool, a renovated clubhouse, an indoor swimming pool and sauna, racquetball court, billiards room and business center.  The majority of units have attached garages.

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Experienced Sponsorship.  The Sponsor developed the property in 1991 and has owned and managed it since.  Since the 1980s, the Sponsor has developed approximately 1,004 apartment units and 569,000 sq. ft. of Class A office buildings.

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Strong Location.  The property is situated in the affluent, suburban city of Novi, Michigan.  The city of Novi is located approximately 25 miles northwest of the Detroit CBD.  According to the appraisal, the estimated 2011 average household income within a 1-mile radius and 3-mile radius of the property was $105,877 and $110,142, respectively.   The vacancy rate for Class-A apartments in the Novi/Livonia submarket ended 2011 at 6.9%.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Collateral Asset Summary U-Haul Portfolio SAC 22	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,176,366 69.9% 1.66x 12.6%

Mortgage Loan Information				Property Information
Loan Seller:	GACC			Single Asset / Portfolio:	Portfolio of 10 properties
Loan Purpose:	Refinance			Property Type:	Self Storage
Sponsor(1):	SAC Holding Corporation; Blackwater			Collateral:	Fee Simple
	Investments, Inc.			Location:	Various
Borrower:	Twenty-Two SAC Self-Storage			Year Built / Renovated:	1956-2004 / Various
	Corporation			Total Units:	3,708
Original Balance:	$24,200,000			Total Sq. Ft.:	291,075
Cut-off Date Balance:	$24,176,366			Property Management:	Subsidiaries of U-Haul International, Inc.
% by Initial UPB:	2.6%			Underwritten NOI:	$3,040,383
Interest Rate(2):	6.1000%			Underwritten NCF:	$2,929,996
Payment Date:	6th of each month			Appraised Value:	$34,575,000
First Payment Date:	May 6, 2012			Appraisal Date:	November 2011
Anticipated Repayment Date(2):	April 6, 2022
Maturity Date:	April 6, 2032			Historical NOI
Amortization:	360 months			TTM NOI:	$3,341,927 (T-12 January 31, 2012)
Additional Debt:	None			2010 NOI:	$3,121,615 (December 31, 2010)
Call Protection:	L(25), D(92), O(3)			2009 NOI:	$3,005,629 (December 31, 2009)
Lockbox / Cash Management:	Soft / In Place			2008 NOI:	$3,027,399 (December 31, 2008)

Reserves(3)				Historical Occupancy
	Initial		Monthly	Current Occupancy:	85.3% (January 31, 2012)
Taxes:	$308,551		Springing	2010 Occupancy:	82.9% (December 31, 2010)
Insurance:	$0		Springing	2009 Occupancy:	80.9% (December 31, 2009)
Replacement:	$230,000		Springing	2008 Occupancy:	85.0% (December 31, 2008)
Required Repairs:	$234,995		NAP
(1)   The sponsor is an affiliate of the sponsor under the mortgage identified on Annex A-1 to the free writing prospectus as U-Haul Portfolio SAC 23, which has a cut-off date principal balance of $26,563,777.
(2)   If the loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to the greater of (i) 6.1000% plus 3.00% and (ii) the then 10-year swap yield plus 6.90%, but in no event shall the revised interest rate exceed 11.1000%.
(3)   Monthly deposits of 1/12 of the estimated annual tax and insurance premiums shall be deposited into the tax and insurance reserve accounts upon (i) an event of default; (ii) with respect to insurance, either (a) a blanket insurance policy is not in place, or (b) an amount sufficient to pay 6 months of insurance premiums is not on deposit in the tax and insurance reserve account; (iii) with respect to taxes, an amount sufficient to pay 6 months of taxes is not on deposit in the tax and insurance reserve account, or (iv) if lender does not receive satisfactory evidence that all tax and insurance bills have been paid by the borrower when due. In addition, if the replacement reserve falls below the $230,000 cap, the borrower is required to make monthly deposits of $9,069 into the replacement reserve.

Financial Information
Cut-off Date Balance / Unit:		$6,520
Balloon Balance / Unit:		$5,551
Cut-off Date LTV:		69.9%
Balloon LTV:		59.5%
Underwritten NOI DSCR:		1.73x
Underwritten NCF DSCR:		1.66x
Underwritten NOI Debt Yield:		12.6%
Underwritten NCF Debt Yield:		12.1%

TRANSACTION HIGHLIGHTS

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Diversity. The portfolio is secured by a fee simple interest in 10 self storage properties located across nine states, together consisting of approximately 291,075 square feet throughout 3,708 units. The property sizes range from 16,464 square feet to 44,230 square feet and 190 units to 619 units. As of January 31, 2012, the portfolio was 85.3% occupied.

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Stable Operations. Since 2008, the portfolio’s net operating income has ranged from approximately $3.0 million to approximately $3.3 million with overall average occupancy ranging from 80.9% to 87.0%, during the same period.

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Experienced Sponsorship. SAC Holding Corporation (“SAC”) owns self-storage properties that are managed by various subsidiaries of U-Haul International, Inc. under property management agreements, and act as independent U-Haul rental equipment dealers.  SAC was formed in 1993 as a vehicle to further U-Haul International’s presence in the self storage industry. Based out of Phoenix, Arizona, U-Haul International, Inc. was founded in 1945 and as of March 31, 2011, U-Haul International consisted of approximately 101,000 trucks, 82,000 trailers and 33,000 towing devices. In addition U-Haul International Inc. owns and manages 1,115 facilities throughout North America covering 36.7 million square feet of storage space.

▪
Lawsuit. A shareholder derivative lawsuit involving Paul F. Shoen vs. SAC Holding Corporation is currently pending (the “Pending Action”). The loan documents feature representation from the borrower and guarantors that the Pending Action will not have a material adverse effect, and there is a non-recourse carveout for any losses resulting from any adverse judgment, verdict, ruling or unmarketability of title resulting from the Pending Action. See “Risk Factors – Risk Related to the Mortgage Loans – Risk Related to Litigation and Condemnation” in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3400 West Cahuenga Boulevard Los Angeles, CA 90068	Collateral Asset Summary Cahuenga Mixed Use	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,425,633 59.9% 1.54x 11.3%

Mortgage Loan Information				Property Information
Loan Seller:	CCRE			Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance			Property Type:	Office / Retail / Multifamily
Sponsor:	Kennington, Ltd., Inc.; Jerome Janger			Collateral:	Fee Simple
Borrower:	Cahuenga Investors, LLC			Location:	Los Angeles, CA
Original Balance:	$23,500,000			Year Built / Renovated:	1965, 2008 / 2007, NAP
Cut-off Date Balance:	$23,425,633			Total Sq. Ft.:	142,349
% by Initial UPB:	2.5%			Property Management:	Sky Properties, Inc.
Interest Rate:	5.7225%			Underwritten NOI:	$2,644,884
Payment Date:	11th of each month			Underwritten NCF:	$2,533,854
First Payment Date:	March 11, 2012			Appraised Value:	$39,100,000
Maturity Date:	February 11, 2022			Appraisal Date:	November 29, 2011
Amortization:	360 months
Additional Debt:	None			Historical NOI
Call Protection:	L(37), D(78), O(5)			TTM NOI:	$2,519,202 (T-12 November 30, 2011)
Lockbox / Cash Management(1):	Soft / Springing			2010 NOI:	$2,328,115 (December 31, 2010)
				2009 NOI:	$2,226,803 (December 31, 2009)
Reserves
	Initial		Monthly	Historical Occupancy(3)
Taxes:	$135,000		$27,000	Current Occupancy:	98.5% (April 30, 2012)
Insurance:	$16,466		$7,933	TTM Occupancy:	96.9% (T-12 November 30, 2011)
Replacement:	$0		$3,281	2010 Occupancy:	97.6% (December 31, 2010)
TI/LC(2):	$0		$5,971	2009 Occupancy:	92.3% (December 31, 2009)

(1)   Cash management will be triggered upon an (i) event of default, (ii) the occurrence of an “Added Value Trigger Event” (as defined in the loan documents), (iii) the occurrence of a “L.A. Fitness Trigger Event” (as defined in the loan documents) or (iv) after the end of two consecutive calendar quarters the debt service coverage ratio is less than 1.10x and will end if (a) in the case of (i) above, the event of default is cured or (b) in the case of (iv) above, the debt service coverage ratio is equal to or greater than 1.25x for four consecutive calendar quarters.
(2)  The loan documents require a monthly TI/LC Reserve of $5,971 ($0.78 psf per annum), subject to a cap of $500,000; provided that the cap is not applicable to any cash sweep to the TI/LC reserve resulting from the Added Value Trigger Event or L.A. Fitness Trigger Event.
(3)   Historical occupancy is based on the average occupancy over the trailing 12 month period. 2009 historical occupancy only includes four months of data for the multifamily component.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$165
Balloon Balance / Sq. Ft.:		$139
Cut-off Date LTV:		59.9%
Balloon LTV:		50.5%
Underwritten NOI DSCR:		1.61x
Underwritten NCF DSCR:		1.54x
Underwritten NOI Debt Yield:		11.3%
Underwritten NCF Debt Yield:		10.8%

TRANSACTION HIGHLIGHTS

▪	Mixed Use Property. The property has a diversified tenant mix including one retail tenant, four office tenants, and 47 multifamily units.
▪
Strong Historical Occupancy. As of April 30, 2012, the commercial and multifamily components of the property were 98.5% occupied. Additionally, the multifamily component has benefited from strong historical occupancy, averaging 94.6% from September 2009 through November 2011 and 95.7% for the trailing 12 months ending November 30, 2011.

▪
Desirable Infill Market.  The property is located in Universal City, Los Angeles adjacent to Universal Studios.  Within a five mile radius of the property, the population is approximately 689,000 with an 2011 estimated average household income of $75,483.  Within a one mile radius of the property, 2011 estimated average household increases to approximately $147,000.

▪	Recently Built / Recently Renovated Property. The commercial component underwent substantial renovations completed in 2007 and the apartment component was constructed by the sponsor in 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

801 Northeast 3rd Street Dania Beach, FL 33004	Collateral Asset Summary Harbour Towne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,000,000 49.6% 1.28x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Marina / Office / Warehouse
Sponsor:	Michael Sachs;		Collateral:	Fee Simple / Leasehold
	Westrec Financial, Inc.		Location:	Dania Beach, FL
Borrower:	Harbour Towne Marina, LLC		Year Built / Renovated:	1972 / 2009
Original Balance:	$23,000,000		Total Sq. Ft.(2):	210,788
Cut-off Date Balance:	$23,000,000		Property Management:	WMMI 2, LLC
% by Initial UPB:	2.5%		Underwritten NOI:	$2,812,184
Interest Rate:	5.5305%		Underwritten NCF:	$2,589,214
Payment Date:	11th of each month		Appraised Value:	$46,400,000
First Payment Date:	June 11, 2012		Appraisal Date:	April 12, 2012
Maturity Date:	May 11, 2022
Amortization:	216 months		Historical NOI
Additional Debt:	None		TTM NOI:	$3,096,602 (T-12 February 28, 2012)
Call Protection:	L(24), D(93), O(3)		2011 NOI:	$3,057,345 (December 31, 2011)
Lockbox / Cash Management(1):	Springing Hard / Springing		2010 NOI:	$2,793,785 (December 31, 2010)
			2009 NOI:	$2,916,497 (December 31, 2009)
Reserves			2008 NOI:	$3,504,897 (December 31, 2008)
	Initial	Monthly
Taxes:	$369,000	$61,500	Historical Occupancy(3)
Insurance:	$0	Springing	Current Occupancy(3):	92.7% (March 31, 2012)
Replacement:	$0	$18,581	2011 Occupancy:	91.3% (December 31, 2011)
Required Repairs:	$887,500	NAP	2010 Occupancy:	87.1% (December 31, 2010)
			2009 Occupancy:	89.6% (December 31, 2009)
Financial Information			2008 Occupancy:	89.8% (December 31, 2008)
Cut-off Date Balance / Sq. Ft.(2):		$109
(1)   A hard lockbox and cash management will be triggered upon an (i) event of default, (ii) bankruptcy of the borrower, guarantor or property manager, or (iii) if the DSCR is less than 1.15x after the end of two consecutive calendar quarters and will end (a) with respect to (i) above, when the event of default is cured, (b) with respect to (ii) above (only with respect to a bankruptcy of the property manager), if the Borrower replaces the property manager with an acceptable manager under an acceptable management agreement or (c) with respect to (iii) above, when the DSCR is greater than or equal to 1.25x after the end of four consecutive calendar quarters.
(2)   Total Sq. Ft. includes office space and 530 enclosed dry storage slips. Total Sq. Ft. excludes an additional 80 outdoor dry storage slips and 154 wet slips.
(3)   Historical and Current Occupancy are based on boat storage only (both indoor and outdoor) and exclude office space. Current office occupancy is 92.7%. Historical and Current Occupancy are based on the trailing 12 month period as of the date stated.

Balloon Balance / Sq. Ft.(2):		$63
Cut-off Date LTV:		49.6%
Balloon LTV:		28.5%
Underwritten NOI DSCR:		1.39x
Underwritten NCF DSCR:		1.28x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		11.3%

TRANSACTION HIGHLIGHTS

▪
Stable Operating History. Over the past 10 years, the property’s NOI has ranged between approximately $2.8 million and $3.5 million with an average of more than $3.1 million.  Average boat storage occupancies over the last 10 and 15 years were 90.9% and 89.8%, respectively.

▪
Well Located Best In Class Asset. The property is a mixed use, full-service marina considered best in class among its competitive set, offering wet slips (accommodating boats up to 150’), dry boat storage (including 530 indoor spaces) and a full amenity package including retail, brokerage, and repair services.  The property is located approximately two miles from the Port Everglades Inlet along the Dania Cut-Off Canal, which provides uninterrupted deep water and bridge free access to the Atlantic Ocean.

▪
Diverse Income Stream. The property benefits from a diverse income stream with 39.7% of U/W EGI from warehouse/dry boat storage, 29.5% of U/W EGI from wet slips, 19.0% of U/W EGI from office income and 11.8% from other income items such as, among other things, gasoline/fuel sales and retail store sales.

▪
Experienced Sponsor. Westrec Marinas was founded in 1987, and is one of the largest marina operators in the country, currently owning/managing 29 fresh and salt water locations in seven states totaling over 12,180 wet and dry storage spaces. Westrec has owned the property since 1988 (24 years).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1601 Atlantic Avenue and 5400 Coastal Highway Ocean City, MD 21842	Collateral Asset Summary Ocean City Quality Inn Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,000,000 68.8% 1.78x 14.4%

Mortgage Loan Information			Property Information
Loan Seller:	GACC		Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:	Refinance		Property Type:	Hospitality
Sponsor:	Hale Harrison; John H. Harrison		Collateral:	Fee Simple
Borrower:	Harrison QI 17 Funding LLC; Harrison		Location:	Ocean City, MD
	QI 54 Funding LLC		Year Built / Renovated:	1965-1983 / 2009-2010
Original Balance:	$22,000,000		Total Rooms:	309
Cut-off Date Balance:	$22,000,000		Property Management:	HI QI 17 Management Enterprises,
% by Initial UPB:	2.4%			Inc.; HI QI 54 Management
Interest Rate:	5.1630%			Enterprises, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$3,171,627
First Payment Date:	June 6, 2012		Underwritten NCF:	$2,787,486
Maturity Date:	May 6, 2022		“As-is” Appraised Value:	$32,000,000
Amortization:	300 months		“As-is” Appraisal Date:	April 1, 2012
Additional Debt:	None		“As Stabilized” Appraised Value(3):	$33,500,000
Call Protection:	L(24), D(92), O(4)		“As Stabilized” Appraisal Date:	April 1, 2014
Lockbox / Cash Management:	Hard / Springing
			Historical NOI
Reserves			TTM NOI:	$3,242,740 (T-12 February 29, 2012)
	Initial	Monthly	2011 NOI:	$3,204,519 (December 31, 2011)
Taxes:	$340,758	$34,076	2010 NOI:	$2,823,773 (December 31, 2010)
Insurance(1):	$0	Springing	2009 NOI:	$2,916,588 (December 31, 2009)
Replacement:	$0	4% of Gross Revenues from
		the prior month	Historical Occupancy
Required Repairs:	$58,125	NAP	Current Occupancy:	57.6% (February 29, 2012)
Seasonality(2):	$300,000	Excess Cash Flow	2011 Occupancy:	57.6% (December 31, 2011)
PIP:	$212,500	$0	2010 Occupancy:	55.5% (December 31, 2010)
			2009 Occupancy:	53.1% (December 31, 2009)
Financial Information
(1)   Borrower will be required to deposit 1/12th of the estimated annual insurance premium into the insurance reserve if a blanket insurance policy is not in place.
(2)   Excess cash flow is required to be deposited into the Seasonality Reserve, not exceeding $250,000 per month and subject to a reserve cap of $1,176,370inclusive of the initial Seasonality Reserve amount. If by August of each year,the amount on deposit in the Seasonality Reserve is less than $1,176,370, the $250,000 monthly cap shall not apply.
(3)   The “As Stabilized” Cut-off Date LTV is 65.7% based on achieving a stabilized occupancy, ADR and RevPAR of58.0%, $161.64 and $93.75, respectively,for the Quality Inn Boardwalk property and 57.0%, $149.65 and $85.30,respectively, for the Quality Inn Oceanfront property.

Cut-off Date Balance / Room:		$71,197
Balloon Balance / Room:		$53,550
Cut-off Date LTV(3):		68.8%
Balloon LTV:		51.7%
Underwritten NOI DSCR:		2.02x
Underwritten NCF DSCR:		1.78x
Underwritten NOI Debt Yield:		14.4%
Underwritten NCF Debt Yield:		12.7%

TRANSACTION HIGHLIGHTS

▪
The Portfolio.  The loan is secured by two hospitality properties in Ocean City, Maryland. The Quality Inn Boardwalk is a 179-room limited service hotel featuring 155 direct oceanfront rooms and 24 side-view rooms. Amenities at the hotel include dining at the Oceanview Grill Restaurant, an executive business center, fitness center, game room, indoor and outdoor pools, and 164 on-site parking spaces. The Quality Inn Oceanfront is a 130-room full service hotel featuring 84 direct oceanfront rooms and 46 poolside rooms. Amenities at the hotel include dining at the Atrium Café and Bar, business center, a fitness center, game room, indoor and outdoor pools, a tennis court, shuffle board court, a picnic area with grills and 136 on-site parking spaces.

▪
Experienced Sponsorship.  John H. Harrison and Hale Harrison jointly own hospitality assets, commercial real estate and businesses that are collectively doing business as The Harrison Group.  The Harrison Group is an Ocean City, Maryland based hotel developer, owner and manager with more than four decades of experience in hospitality.  The Harrison Group currently owns approximately 10 hotels in the Ocean City market and is one of the largest employers in the Worcester County. The sponsors have owned the two properties since 1973 and 1986 and have invested approximately $4.7 million ($15,431/room) in Franchise PIP and physical improvements in the past five years.

▪
Performance. As of February 29, 2012 the overall portfolio occupancy is 57.6%, ADR is $138.80 and RevPAR is $79.95. For the same time period, the individual property occupancy, ADR and RevPAR is 57.8%, $132.24 and $76.37, respectively, for Quality Inn Oceanfront and 57.5%, $143.59 and $82.54, respectively, for Quality Inn Boardwalk.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3657 Stone Creek Boulevard Colerain Township, OH 45251	Collateral Asset Summary Stone Creek Towne Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,800,000 53.3% 1.99x 13.8%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Anchored Retail
Sponsor(1):	Inland Real Estate Corporation		Collateral:	Fee Simple
Borrower:	Inland Stone Creek, L.L.C.		Location:	Colerain Township, OH
Original Balance:	$19,800,000		Year Built / Renovated:	2007-2010 / NAP
Cut-off Date Balance:	$19,800,000		Total Sq. Ft.:	142,824
% by Initial UPB:	2.1%		Property Management:	Inland TRS Property Management,
Interest Rate:	5.0435%			Inc.
Payment Date:	11th of each month		Underwritten NOI:	$2,724,698
First Payment Date:	April 11, 2012		Underwritten NCF:	$2,553,305
Maturity Date:	March 11, 2022		Appraised Value:	$37,160,000
Amortization:	Interest Only for first 60 months; 360		Appraisal Date:	August 11, 2011
	months thereafter
Additional Debt:	None		Historical NOI(5)
Call Protection:	L(26), YM1(90), O(4)		2011 NOI:	$2,757,414 (December 31, 2011)
Lockbox / Cash Management(2):	Springing Hard / Springing		2010 NOI:	$2,583,534 (December 31, 2010)
			2009 NOI:	NAV
Reserves
	Initial	Monthly	Historical Occupancy(5)
Taxes(3):	$0	Springing	Current Occupancy:	98.4% (February 22, 2012)
Insurance(3):	$0	Springing	2011 Occupancy:	NAV
Replacement(3):	$0	Springing	2010 Occupancy:	NAV
Other(4):	$0	Springing
(1)  The Stone Creek Towne Center sponsor is the sponsor under the mortgaged property identified on Annex A-1 to the free writing prospectus as Westgate Shopping Center, which has a cut-off date principal balance of $40,372,750.
(2)   A hard lockbox and cash management will be triggered upon an (i) event of default, (ii) Bed Bath & Beyond or Best Buy becoming the subject of a bankruptcy action, or (iii) after the end of one calendar quarter the DSCR is less than 1.20x and will end if (a) in the case of (i) above, the event of default is cured, (b) in the case of (ii) above, the Bed Bath & Beyond or Best Buy lease, as applicable, has been affirmed, assumed or assigned satisfactory to lender or there is a replacement lease acceptable to lender, or (c) in the case of (iii) above, the DSCR is equal to or greater than 1.30x for two consecutive calendar quarters.
(3)   Waived so long as there are no events of default. Any loss resulting from the failure of borrower to pay taxes is a recourse event to INP Retail L.P. The full amount of insurance premiums and taxes are guaranteed by INP Retail L.P.
(4)   Other Reserves include (i) a monthly Best Buy TI/LC reserve of $37,500 commencing July 11, 2017 (18 months prior to lease expiration) and (ii) a monthly Bed Bath & Beyond TI/LC reserve of $31,250 commencing July 11, 2016 and July 11, 2021 (18 months prior to lease and renewal expiration dates), until the earlier of (a) either $15.00 per sq. ft. for the respective tenant is deposited in the reserve account or (b) the lease(s) in question is renewed or replaced with a tenant(s) acceptable to lender.
(5)   Not provided by the seller during the acquisition.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$139
Balloon Balance / Sq. Ft.:		$128
Cut-off Date LTV:		53.3%
Balloon LTV:		49.2%
Underwritten NOI DSCR:		2.13x
Underwritten NCF DSCR:		1.99x
Underwritten NOI Debt Yield:		13.8%
Underwritten NCF Debt Yield:		12.9%

TRANSACTION HIGHLIGHTS

▪	New Acquisition. The borrower acquired the property for a total cost of approximately $36.0 million, contributing $16.5 million of cash equity to the acquisition.
▪	Institutional Sponsorship. The sponsor currently owns and manages 146 properties containing 14 million sq. ft. of space nationwide.
▪
National Tenancy. The property is anchored by Best Buy, Bed Bath & Beyond, and Old Navy, and shadow-anchored by JCPenney, Meijer, Toys R Us, and La-Z-Boy.  Other national retailers include Justice, Lane Bryant, Rue 21, Starbucks, Logan’s Roadhouse, Five Guys Burgers, and Men’s Wearhouse.  Approximately 89.0% of the current lease extend beyond 2014 and 61.0% extend beyond 2017.

▪
Strong Location. The property has good visibility and access from Colerain Avenue and Interstate 275. The Colerain Avenue retail corridor is considered to be one of the best retail area in the submarket and one of the better performing submarkets within the Greater Cincinnati Market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1301 Wyandotte Street Kansas City, MO 64105	Collateral Asset Summary Crowne Plaza Kansas City	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,954,546 44.1% 1.86x 17.0%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality
Sponsor:	Hotel Group Opportunity Fund III, LLC;		Collateral:	Fee Simple
	Edmond A. Lee		Location:	Kansas City, MO
Borrower:	Jordan Hotel Investments, LLC		Year Built / Renovated:	1968 / 2008-2009
Original Balance:	$16,000,000		Total Rooms:	385
Cut-off Date Balance:	$15,954,546		Property Management:	THG Management NV, LLC
% by Initial UPB:	1.7%		Underwritten NOI:	$2,710,529
Interest Rate:	5.7595%		Underwritten NCF:	$2,244,252
Payment Date:	11th of each month		Appraised Value:	$36,200,000
First Payment Date:	April 11, 2012		Appraisal Date:	February 1, 2012
Maturity Date:	March 11, 2022
Amortization:	300 months		Historical NOI
Additional Debt:	None		TTM NOI:	$2,855,446 (T-12 January 31, 2012)
Call Protection:	L(37), D(80), O(3)		2011 NOI:	$2,659,190 (December 31, 2011)
Lockbox / Cash Management(1):	Hard / Springing		2010 NOI:	$1,730,221 (December 31, 2010)
			2009 NOI:	$673,407 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$112,000	$28,000	Current Occupancy:	57.3% (January 31, 2012)
Insurance:	$70,362	$8,795	2011 Occupancy:	57.3% (December 31, 2011)
		1/12 of 4.2% of prior year	2010 Occupancy:	47.4% (December 31, 2010)
Replacement:	$175,105	Gross Revenues	2009 Occupancy:	37.7% (December 31, 2009)
TIF Reserve(2):	$200,000	$0
(1)   Cash management will be triggered upon (i) an event of default, (ii) bankruptcy of the borrower, principal, guarantor or property manager, (iii) if the DSCR is less than 1.25x after the end of two consecutive calendar quarters or (iv) upon a Franchise Agreement Trigger Event (as defined in the loan documents) and will end (a) with respect to (i) above, when the event of default is cured, (b) with respect to (ii) above (only with respect to a bankruptcy of the property manager), if the Borrower replaces the manager with an acceptable manager under an acceptable management agreement or (c) with respect to (iii) above, when the DSCR is greater than or equal to 1.30x for after the end of four consecutive calendar quarters.
(2)   The TIF Reserve relates to a loan obligation (the “TIF Loan”) of one of the loan sponsors, Hotel Opportunity Fund III, LLC (“Fund III”), created in connection with the satisfaction of public financing, which was provided via a tax increment financing arrangement. The TIF Loan is not secured by the property or the pledge of any direct or indirect interests in the borrower. The borrower has no obligations or liabilities with respect to the TIF Loan. The reserve was required to cover payment shortfalls  with respect to the TIF Loan in the event that Fund III fails to meet its obligations under the TIF Loan.
(3)   Seasonality reserve is capped at $210,900 except in the event of a default. At any time that the seasonality reserve account balance is below $210,900, the Borrower is required to deposit $26,363 on a monthly basis.

Seasonality Reserve(3):	$210,900	Springing

Financial Information
Cut-off Date Balance / Room:		$41,440
Balloon Balance / Room:		$31,922
Cut-off Date LTV:		44.1%
Balloon LTV:		33.9%
Underwritten NOI DSCR:		2.24x
Underwritten NCF DSCR:		1.86x
Underwritten NOI Debt Yield:		17.0%
Underwritten NCF Debt Yield:		14.1%

TRANSACTION HIGHLIGHTS

▪
Recent Capital Improvements. The borrower acquired the property, previously a Radisson hotel, in September of 2007 for approximately $13.0 million ($33,766 per room).  After purchasing the property, the borrower completed a property improvement plan to convert the hotel to a Crowne Plaza for a total cost of $12.2 million ($31,688 per room), increasing the borrower’s total cost basis to approximately $25.2 million ($65,455 per room).  Major capital projects included a guestroom soft good and case good refurbishment, the addition of a Starbucks Coffee shop, refurbishments of the public areas, lobby and food and beverage areas, a new concierge lounge, and branding Crowne Plaza signage.

▪	Property Location. The property is well located within the Kansas City CBD and adjacent to the Kansas City Convention Center.
▪
Strong Post-Renovation Performance.  Since current ownership completed the aforementioned renovation in 2009, property performance has steadily improved. As of December 2011, year-over-year RevPAR and occupancy increased by 14.7% and 18.2%, respectively. In 2010 and 2011, the property ranked 1st out of 9 local competitors in terms of RevPar growth.

▪	Experienced Sponsor. Since 1984, the Sponsor has operated over 110 hotels, with 26 currently under management (approximately 4,000 rooms).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Charlotte, NC Gastonia, NC	Collateral Asset Summary NC Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,971,732 74.7% 1.32x 10.2%

Mortgage Loan Information			Property Information
Loan Seller:	CCRE		Single Asset / Portfolio:	Portfolio of 2 Properties
Loan Purpose:	Acquisition/Refinance		Property Type:	Industrial
Sponsor:	Neal S. Shalom; Lewis Heafitz;		Collateral:	Fee Simple
	Donald A. Levine		Location:	North Carolina
Borrower:	Equity Industrial North Carolina LLC		Year Built / Renovated:	1961, 1989 / 1968, NAP
Original Balance:	$14,000,000		Total Sq. Ft.:	622,350
Cut-off Date Balance:	$13,971,732		Property Management:	Equity Industrial Partners Corp.
% by Initial UPB:	1.5%		Underwritten NOI:	$1,428,135
Interest Rate:	5.5490%		Underwritten NCF:	$1,265,900
Payment Date:	11th of each month		Appraised Value:	$18,700,000
First Payment Date:	April 11, 2012		Appraisal Date:	January 2012
Maturity Date:	March 11, 2022
Amortization:	360 months		Historical NOI
Additional Debt:	None		2011 NOI:	$1,421,129 (December 31, 2011)
Call Protection:	L(49), D(68), O(3)		2010 NOI:	$1,405,038 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing		2009 NOI:	$1,496,467 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Current Occupancy:	100.0% (Various)
Taxes:	$39,750	$13,250	2011 Occupancy:	100.0% (December 31, 2011)
Insurance:	$24,163	$2,416	2010 Occupancy:	100.0% (December 31, 2010)
Replacement(2):	$131,500	$7,779	2009 Occupancy:	100.0% (December 31, 2009)
TI/LC(3):	$200,000	$4,167
 (1)  Cash management will be triggered upon an (i) event of default, (ii) any bankruptcy action of borrower, principal, guarantor or manager, (iii) if Home Depot fails to extend its lease by January 31, 2021 or there is a termination or expiration of the Home Depot or Affinia leases, or (iv) after the end of two consecutive calendar quarters the debt service coverage ratio is less than 1.15x and end upon such time that (a) in the case of (i) above, the event of default is cured, (b) with respect to (ii) above, the borrower replaces the manager with an acceptable manager under an acceptable management agreement, (c) in the case of (iii) above, if either Home Depot or Affinia has renewed its lease for a term extending at least five years beyond maturity of the loan or (d) in the case of (iv) above, the debt service coverage ratio is equal to or greater than 1.20x for four consecutive calendar quarters.
 (2)  At closing, $131,500 was reserved to cover the shortfall between ongoing replacement reserves and the estimated costs over the loan term for repairs. On March 11, 2017, the monthly collection will be reduced to $2,593/month.
 (3)  At closing $200,000 was reserved to fund tenant improvements for Home Depot per Home Depot’s lease amendment/extension. On March 11, 2016, the monthly TI/LC reserve will be increased to $11,111/month.

Required Repairs:	$110,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:		$22
Balloon Balance / Sq. Ft.:		$19
Cut-off Date LTV:		74.7%
Balloon LTV:		62.6%
Underwritten NOI DSCR:		1.49x
Underwritten NCF DSCR:		1.32x
Underwritten NOI Debt Yield:		10.2%
Underwritten NCF Debt Yield:		9.1%

TRANSACTION HIGHLIGHTS

▪
Strong Tenancy. 501 Black Satchel Drive is 100% occupied by Home Depot (A-/A3/A- by Fitch, Moody’s and S&P), which has occupied the property since 2001 and recently extended its lease through January 2022.  Home Depot utilizes the facility as a distribution warehouse.  2900 Northwest Boulevard is 100% occupied by Wix Filters (“Wix”), which has occupied the property since it was constructed.  Wix utilizes the property as one of its 13 plants worldwide employing approximately 1,000 personnel at this location.   Founded in 1939, Wix is a leading innovator in filtration products, including automotive, diesel, agricultural industrial, and specialty filter applications.

▪
Experienced Sponsor. The sponsor currently owns more than 13.0 million sq. ft.  of industrial space all over the country.  In addition, the sponsor manages over 17.5 million sq. ft. of properties, more than 2.0 million of which is owned by institutional third party clients.

▪
Strong Location.  Per the appraisal, the Charlotte MSA industrial market has a current occupancy rate of 93.2%.  510 Black Satchel Drive is located in the Northwest submarket, which currently has a 95.5% occupancy rate with average asking rents of $3.64 PSF (NNN) which is approximately 4.0% higher than Home Depot’s U/W base rent of $3.50 PSF (NNN).  2900 Northwest Boulevard is located in the Southwest sub-market, which currently has a 90.3% occupancy rate with average asking rents of $4.15 PSF (NNN).  Wix’s U/W base rent of $1.60 PSF (NNN) is approximately 61% below market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-172143) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com.  The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.